Exhibit 10.6

Execution Copy

SENIOR SUBORDINATED TERM LOAN AGREEMENT

DATED AS OF DECEMBER 11, 2000

BETWEEN

IRIDIUM SATELLITE LLC,

as Borrower,

and

MOTOROLA, INC.,

as Lender

Table of Contents

Page

1.

DEFINITIONS AND INTERPRETATION OF AGREEMENT………………………

1

1.1

Definitions………………………………………………………………………

1

1.2

Other Definitional Provisions…………………………………………………..

7

1.3

Interpretation of Agreement…………………………………………………….

7

2.

COMMITMENT OF THE LENDER…………………………………………………..

7

2.1

Commitment of the Lender……………………………………………………..

8

2.2

Note Evidencing the Loan……………………………………………………...

8

3.

INTEREST AND FEES………………………………………………………………...

8

3.1

Interest…………………………………………………………………………..

8

3.2

Method of Calculating Interest…………………………………………………

8

3.3

Commitment Fee………………………………………………………………..

8

3.4

Loan Success Fee……………………………………………………………….

8

4.

PAYMENTS AND PREPAYMENTS…………………………………………………

9

4.1

Place of Payment……………………………………………………………….

9

4.2

Prepayments……………………………………………………………………

9

5.

WARRANTIES………………………………………………………………………...

10

5.1

Existence………………………………………………………………………..

10

5.2

Authorization…………………………………………………………………...

10

5.3

No Conflicts…………………………………………………………………….

10

5.4

Validity and Binding Effect…………………………………………………….

11

5.5

No Default………………………………………………………………………

11

5.6

Litigation………………………………………………………………………..

11

5.7

Liens…………………………………………………………………………….

11

5.8

Subsidiaries……………………………………………………………………..

11

5.9

Purpose………………………………………………………………………….

11

5.10

Compliance……………………………………………………………………..

11

6.

AFFIRMATIVE COVENANTS……………………………………………………….

11

6.1

Financial Statements……………………………………………………………

11

6.2

Certificates; Other Information…………………………………………………

12

6.3

Maintenance of Existence and Compliance with Law………………………...

13

6.4

Maintenance of Property; Insurance…………………………………………..

13

6.5

Inspection of Property: Books and Records: Discussions……………………..

13

6.6

Notices…………………………………………………………………………

13

6.7

Environmental Laws…………………………………………………………..

15

i

6.8

Obligations and Taxes………………………………………………................

15

6.9

Future Assurances……………………………………………………………..

15

7.

NEGATIVE COVENANTS…………………………………………………………..

16

7.1

Limitation on Indebtedness…………………………………………………….

16

7.2

Limitation on Liens……………………………………………………………

17

7.3

Limitation on Guarantee Obligations…………………………………………..

18

7.4

Limitation on Fundamental Changes…………………………………………..

18

7.5

Limitation on Sale of Assets…………………………………………………..

18

7.6

Limitation on Restricted Payments/Dividends…………………………………

19

7.7

Limitation on Investments, Loans and Advances………………………………

19

7.8

Limitation on Transactions with Affiliates…………………………………......

20

7.9

Limitation on Sales and Leasebacks……………………………………………

20

7.10

Limitation on Equity Issuances of Satellite or its Subsidiaries…………………

20

7.11

Limitation on Equity Issuances of Holdings……………………………………

21

7.12

Prepayment of Senior Indebtedness………………………………………….....

21

7.13

Other Agreements………………………………………………………………

21

7.14

Amendments to Other Agreements……………………………………….........

21

8.

CONDITIONS PRECEDENT TO THE LOAN………………………………….........

21

8.1

Note……………………………………………………………………………

21

8.2

Guaranty……………………………………………………………………….

21

8.3

Charter; Good Standings Resolutions………………………………………….

21

8.4

Incumbency Certificate…………………………………………………………

21

8.5

Opinion………………………………………………………………………..

21

9.

EVENTS OF DEFAULT AND REMEDIES………………………………………….

21

9.1

Events of Default………………………………………………………………

21

9.2

Remedies………………………………………………………………………

23

10.

GENERAL……………..………………………………………………………………

23

10.1

Waiver and Amendments………………………………………………………

23

10.2

Notices………………………………………………………………………….

23

10.3

Expenses………………………………………………………………………

24

10.4

Information…………………………………………………………………….

24

10.5

Severability…………………………………………………………………….

24

10.6

LAW…………………………………………………………………………..

24

10.7

Successors……………………………………………………………………..

24

10.8

Forum Selection and Consent to Jurisdiction………………………………….

24

10.9

Waiver of Jury Trial……………………………………………………………

25

11.

SUBORDINATION……………………………………………………………………

25

11.1

Bankruptcy Events…………………………………………………………….

25

11.2

Turnover……………………………………………………………………….

27

11.3

Subrogation…………………………………………………………………….

27

ii

11.4

Reinstatement…………………………………………………………………..

27

11.5

No Waiver of Subordination Provisions………………………………………..

27

11.6

Benefits of Subordination………………………………………………………

28

11.7

Provisions Solely Defining Relative Rights……………………………………

28

11.8

Credit Enhancements…………………………………………………………..

29

EXHIBIT A - Note

EXHIBIT B - Guaranty

iii

SENIOR SUBORDINATED TERM LOAN AGREEMENT

THIS SENIOR SUBORDINATED TERM LOAN AGREEMENT, dated as of December 11, 2000, is entered into between Iridium Satellite LLC, a Delaware limited liability company (“Satellite”), and Motorola, Inc., a Delaware corporation (the “Lender”).

In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.

DEFINITIONS AND INTERPRETATION OF AGREEMENT.

1.1

Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings indicated for purposes of this Agreement (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Affiliate” means as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 20% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agreement” means this Senior Subordinated Term Loan Agreement, as it may be amended, modified or supplemented from time to time.

“Business Day” means any day other than a Saturday, Sunday or legal holiday on which banks are authorized or required to be closed in Chicago, Illinois.

“Change of Control” means the occurrence of any of the following events: (a) any Person who owns any Interests of Holdings at and as of the date of this Agreement (“Initial Investor”), together with such Person’s Affiliates, shall have acquired beneficial ownership of Interests entitling the holders thereof to more than 50% of the income of, or the liquidation proceeds from, Holdings; or (b) any Person who is not an Initial Investor, together with such Person’s Affiliates and with other Persons constituting a “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership of Interests entitling the holders thereof to more than 50% of the income of, or the liquidation proceeds from, Holdings; or (c) Holdings shall cease to own 100% of the equity interests of Satellite; provided that a Change of Control (other than the one described in clause (c) of this paragraph) shall not include (x) a transaction in which a Person or “group” acquires beneficial ownership of Interests entitling the holders thereof to more than 50% of the income of, or liquidation proceeds from, Holdings in exchange for the transfer to Holdings of such Person’s or group’s ownership of a business or entity in a purchase or merger permitted hereby and which does not involve the payment of cash to the seller or (y) a transaction in which one of the Initial Investors, together with such Person’s Affiliates, acquires beneficial ownership of Interests as a result of such Person’s or Persons’ subscription to purchase from Holdings additional Interests included in the first $150 million of equity securities issued by Holdings. As used in this paragraph “Interests” shall mean any equity interest, whether voting or non-voting, entitling the holder thereof to a share of the income of, or liquidation proceeds from, Holdings.

“Code” means the Internal Revenue Code of 1986 and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed to also refer to any successor sections.

“Commonly Controlled Entity” means an entity, whether or not incorporated, which is under common control with Satellite within the meaning of Section 4001 of ERISA or is part of a group which includes Satellite and which is treated as a single employer under Section 414 of the Code.

“Constellation” means Iridium Constellation LLC, a Delaware limited liability company.

“Contractual Obligation” means as to any Person, any provision of any material security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Distribution Event” means the (i) direct or indirect (a) payment of any dividend or other distribution (in the form of cash or otherwise) in respect of the equity interests of Holdings or (b) purchase, conversion, redemption or other acquisition for value or otherwise by Holdings of any equity interest of Holdings or (ii) initial public offering or any secondary public offering by Holdings or Satellite in which any holders of equity interests of Holdings shall be afforded the opportunity to participate as a selling equity holder in such offering.

“EBITDA” shall mean, with respect to Satellite for any fiscal year, an amount equal to (a) consolidated net income of Satellite for such period, as determined in accordance with GAAP, minus (b) the sum of (i) gain from extraordinary items for such period and (ii) any other non-cash gains which have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of Satellite for such period in accordance with GAAP, but without duplication, plus (c) the sum of (i) interest expense, (ii) loss from extraordinary items for such period, (iii) the amount of non-cash charges (including depreciation and amortization) for such period, (iv) amortized debt discount for such period, (v) the amount of any deduction to consolidated net income as the result of any grant to any members of the management of Satellite of any membership interests, and (vi) all cash and noncash charges in accordance with GAAP for federal and state taxes and all distributions by Satellite to Holdings on account of federal or state taxes payable by Holdings or its members, in each case to the extent included in the calculation of consolidated net income of Satellite for such period in accordance with GAAP, but without duplication.

“Environmental Law” means any and all applicable foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority having the force and effect of law or other Requirements of Law (including, without limitation, common law) regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or space, or human health as related to the environment or space, as now or at any relevant time hereafter in effect.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

“Event of Default” means any of the events described in Section 8.1.

“Exchange Securities” means any debt or equity securities (including common stock) of Satellite or any other Person that are distributed to the Lender in respect of the Obligations pursuant to a confirmed plan of reorganization or readjustment and which are subordinated to the Senior Indebtedness to at least the same extent as the Obligations are subordinated to the Senior Indebtedness under this Agreement.

“Fiscal Quarter” means any quarter of a Fiscal Year.

“Fiscal Year” means any period of 12 consecutive calendar months ending on the 31st day of December. References to a Fiscal Year with a number corresponding to any calendar year (e.g. “Fiscal Year 2000”) refer to the Fiscal Year ending on the 31st day of December occurring during such calendar year.

“Former Plan” means any employee benefit plan in respect of which Satellite or a Commonly Controlled Entity has engaged in a transaction described in Section 4069 or Section 4212(c) of ERISA.

“GAAP” means generally accepted accounting principles as applied in the preparation of the audited consolidated financial statements of Satellite.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantee Obligation” means as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any such obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefore, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by Satellite in good faith.

“Guaranty” means, collectively, that certain Guaranty dated as of the date hereof by Holdings in favor of the Lender, and each other guaranty executed by any Subsidiary in favor of the Lender, each as amended, supplemented or modified from time to time.

“Holdings” means Iridium Holdings LLC, a Delaware limited liability company.

“Holdings LLC Agreement” means that certain Iridium Holdings LLC Limited Liability Company Agreement dated as of December __, 2000.

“Indebtedness” means of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under any leases of property that are required by GAAP to be capitalized on the balance sheet of such Person, (d) all obligations of such Person in respect of bankers’ acceptances issued or created for the account of such Person, (e) all obligations of such Person in respect of interest rate protection agreements, interest rate futures, interest rate options, interest rate caps and any other interest rate hedge arrangements, (f) all preferred stock issued by such Person which, pursuant to its terms, is subject to mandatory redemption, retirement or acquisition by such Person on or prior to the Maturity Date and (g) all indebtedness or obligations of the types referred to in the preceding clauses (a) through (f) secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

“Interest Payment Date” has the meaning given to such term in Section 3.1.

“Lender” – see Preamble.

“Lien” means any mortgage, pledge, hypothecation, assignment, security deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any other transaction or agreement having substantially the same economic effect as any of the foregoing).

“Loan” means, collectively, the loans described in Section 2.1.

“Loan Documents” means this Agreement, the Note, the Guaranty and the other documents and agreements contemplated hereby and executed by Satellite, Holdings or any other Person in favor of the Lender.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement, the Note or the Guaranty or the rights and remedies of the Lender under this Agreement, the Note or the Guaranty.

“Maturity Date” means the earliest to occur of (a) the date on which any Change of Control shall occur, (b) the date on which Satellite shall fail to maintain direct and beneficial ownership, free and clear of any Lien, of 100% of the outstanding membership interests of Constellation or (c) May 30, 2005.

“Multiemployer Plan” means a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Note” means Satellite’s promissory note, substantially in the form set forth as Exhibit A with appropriate insertions, as such promissory note may be amended, modified or supplemented from time to time, and the term “Note” shall include any substitutions for, or replacements of, such promissory note.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loan, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of Satellite to the Lender or any indemnified party arising under the Loan Documents.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor thereto).

“Person” means an individual, partnership, corporation, limited liability company, trust, joint venture, joint stock company, association, unincorporated organization, government or agency or political subdivision thereof, or other entity.

“Plan” any employee benefit plan which is covered by ERISA and in respect of which Satellite or a Commonly Controlled Entity is an “employer” as defined in Section 3(5) of ERISA.

“Reference Rate” means, at any time, the latest “Prime Rate”, as indicated in the “Money Rates” column of The Wall Street Journal. Each change in the interest rate on the Loan shall take effect on the effective date of the change in the Reference Rate.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsection .22, .23, .25, .27 or .28 of PBGC Reg. § 4043 or any successor regulation thereto.

“Requirement of Law” means as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, statute, ordinance, code, decree, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property or to which such Person or any of its material property is subject; provided that the foregoing shall not apply to any non-binding recommendation of any Governmental Authority.

“Responsible Officer” means as to any Person, any of the following officers of such Person: (a) the chief executive officer or the president of such Person and, with respect to financial matters, the chief financial officer, the treasurer or the controller of such Person, (b) any vice president of such Person or, with respect to financial matters, any assistant treasurer or assistant controller of such Person, who has been designated in writing to the Lender as a Responsible Officer by such chief executive officer or president of such Person or, with respect to financial matters, such chief financial officer of such Person, (c) with respect to Section 6.6 and without limiting the foregoing, the general counsel of such Person and (d) with respect to ERISA related matters, the vice president of human resources of such Person.

“Single Employer Plan” means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

“Senior Credit Documents” means, collectively, the Senior Note, each guaranty executed thereunder and each other agreement or instrument executed thereunder, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, including any agreement executed in connection with any refinancing, replacement, refunding, extension, renewal or restructuring of all or any portion of the Senior Indebtedness provided for under the Senior Note or any successor instrument or agreement thereto (whether or not with the same creditors).

“Senior Creditor” means the holders of Senior Indebtedness from time to time.

“Senior Indebtedness” means the following liabilities, obligations and Indebtedness of Satellite: (a) all obligations of Satellite incurred under or in respect of the Senior Note, whether for principal, premium (if any), interest (including interest which would accrue but for the filing of a petition initiating any bankruptcy or similar proceeding and whether or not the same is allowed as a claim in any such proceeding), expenses, indemnities, penalties, fees, charges or other amounts or sums payable by Satellite from time to time under the Senior Credit Documents; provided, that the aggregate principal amount at any one time outstanding under the Senior Note shall not exceed $18,500,000, plus any amount of “Excess Principal” (as defined in the Senior Note), and minus the amount of principal amortization payments that have been made thereunder; and (b) any and all refinancings, replacements or refundings, extensions, renewals or restructurings of any of the liabilities, obligations and indebtedness of Satellite referred to in this definition.

“Senior Note” means the Senior Convertible Promissory Note dated as of the date hereof by Satellite in favor of Iridium LLC, a Delaware limited liability company, or any subsequent holder or holders thereof, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

“Senior Securities” means the Senior Indebtedness and all securities issued in exchange for or distributed pursuant to a confirmed plan of reorganization or readjustment to the holders of Senior Indebtedness in respect of the Senior Indebtedness.

“Subsidiary” means as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Note shall refer to a Subsidiary or Subsidiaries of Holdings.

“Taxes” with respect to any Person means taxes, assessments or other governmental charges or levies imposed upon such Person, its income or any of its properties, franchises or assets.

“Trade Accounts Payable” of any Person means trade accounts payable of such Person with a maturity of not greater than 90 days incurred in the ordinary course of such Person’s business.

“Trigger Event” means the first to occur of (a) the occurrence of any Change of Control, (b) the consummation of an initial public offering by Holdings or Satellite, and (c) the sale of all or a material portion of the assets of Holdings or Satellite.

“Underfunding” means an excess of all accrued benefits under a Plan (based on those assumptions used to fund such Plan), determined as of the most recent annual valuation date, over the value of the assets of such Plan allocable to such accrued benefits.

“Unmatured Event of Default” means any event or condition which, with the lapse of time or giving of notice to the Company or both, would constitute an Event of Default.

1.2

Other Definitional Provisions. Unless otherwise defined or the context otherwise requires, all financial and accounting terms used herein or in any certificate or other document made or delivered pursuant hereto shall be defined in accordance with GAAP. Unless otherwise defined therein, all terms defined in this Agreement shall have the defined meanings when used in the Note or in any certificate or other document made or delivered pursuant hereto.

1.3

Interpretation of Agreement. A Section or an Exhibit is, unless otherwise stated, a reference to a section hereof or an exhibit hereto, as the case may be. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement. The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar purport when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

2.

COMMITMENT OF THE LENDER.

2.1

Commitment of the Lender. Subject to the terms and conditions of this Agreement and in reliance upon the warranties of Satellite herein set forth, the Lender agrees to make a term loan to Satellite in two draws in an aggregate principal amount of $30,000,000 (collectively, the “Loan”), with the first advance to be made on the date of this Agreement in an amount equal to $24,155,000, and the second advance to be made in an amount equal to $5,845,000 for the purpose set forth in Section 5.9.

2.2

Note Evidencing the Loan. The Loan shall be evidenced by the Note and shall be payable in full on the Maturity Date.

3.

INTEREST AND FEES.

3.1

Interest. The unpaid principal amount of the Loan shall bear interest prior to maturity at a rate per annum equal to the Reference Rate in effect from time to time plus 3.0% per annum. Accrued interest shall be payable in arrears in cash on the last day of each calendar month and at maturity (each, an “Interest Payment Date”), commencing with the first of such dates to occur after the date of the Note; provided, that prior to the first to occur of (x) the maturity of the Loan, whether by acceleration or otherwise, and (y) the payment in full of the Senior Indebtedness, on each Interest Payment Date which arises (a) from the date of this Agreement through December 31, 2001, all accrued interest on the Loan for the prior month shall not be paid in cash, but shall instead be added to the principal amount of the Loan, and (b) thereafter, accrued interest for the prior month shall be in paid in cash at a rate of 6.5% per annum and all remaining accrued interest on the Loan for the prior month shall be added to the principal amount of the Loan. While an Event of Default has occurred and is continuing, at the Lender’s sole option, the unpaid principal amount of the Loan and any due and unpaid fees shall bear interest thereafter until paid in full at a rate per annum equal to the Reference Rate in effect from time to time plus 5.0% per, annum After maturity, accrued interest shall be payable in cash on demand.

3.2

Method of Calculating Interest. Interest on the unpaid principal amount of the Loan shall accrue from and including the date each advance is made to, but not including, the date the Loan is paid. Interest shall be calculated on the basis of a year consisting of 365 (or, when applicable, 366) days and paid for actual days elapsed.

3.3

Commitment Fee. Satellite shall pay the Lender a commitment fee of $5,000,000, payable upon the earlier of (a) December 11, 2010 and (b) the occurrence of the Trigger Event (in each case subject to the provisions of Section 3.4(c) below).

3.4

Loan Success Fee. Satellite shall pay the Lender one or more payments of a loan success fee as follows:

(a)

Upon the occurrence of each Distribution Event, Satellite shall pay to the Lender, concurrent with the consummation of such Distribution Event, an amount equal to (and in the form of the payment or distribution which is made to any equity holder or holders of Holdings with respect to such Distribution Event) what a person having originally received Class B Units (as defined in the Holdings LLC Agreement) constituting 5% of the total number of issued and outstanding Class A Units (as defined in the Holdings LLC Agreement) and Class B Units taken together would have received (or would have been afforded the opportunity to receive under clause (ii) of the definition of Distribution Event) as a distribution on equity (or payment for the sale of equity into the offering in the case of such clause (ii)) held by such person and also having received any additional equity or other benefits or detriments contained in or resulting from the anti-dilution provisions and other similar protections afforded to or applicable to holders of Class B Membership Interests in Holdings, in each case under the Holdings LLC Agreement. Any payments under this Section 3.4(a) shall be in addition to (but without duplication of) any required payments under Sections 3.3 and 3.4(b).

(b)

Upon the first to occur of (x) any Change of Control or (y) the sale of all or a material portion of the assets of Holdings or Satellite, Satellite shall pay to Lender a cash amount, upon the occurrence of such event, equal to the lesser of (a) (i) (A) the highest EBITDA for any complete fiscal year beginning after the date of this Agreement and ending prior to the date on which such Trigger Event occurs, times (B) 12, less (ii) the aggregate “Capital Contributions” remaining unreturned to “Class A Members” (each, as defined in the Holdings LLC Agreement), times (iii) .05 and less (iv) the amount of the commitment fee provided for in Section 3.3 which has been or is concurrently being paid and (b) the value of the consideration which a person having originally received Holdings’ Class B Units constituting 5% of the total number of issued and outstanding Class A Units and Class B Units taken together, and also having received any additional equity or other benefits or detriments contained in or resulting from the anti-dilution provisions and other similar protections afforded to or applicable to holders of Class B Membership Interests in Holdings, in each case under the Holdings LLC Agreement, would have received in such transaction under clause (x) or (y) of this subparagraph (b) as a distribution or payment on equity held by such person.

(c)

The payment by Holdings of the Obligations under Section 3.3 and Section 3.4 shall be subject to the prior payment in full of all Senior Indebtedness.

4.

PAYMENTS AND PREPAYMENTS.

4.1

Place of Payment. All payments hereunder (including payments with respect to the Notes) shall be made without setoff or counterclaim and shall be made to the Lender in immediately available funds prior to 12:30 p.m., Chicago time, on the date due at its office at 1303 E. Algonquin Road, Schaumburg, Illinois 60196, or at such other place as may be designated by the Lender to Satellite in writing. Any payments received after such time shall be deemed received on the next Business Day. Whenever any payment to be made hereunder or under the Note shall be stated to be due on a date other than a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall be included in the calculation of interest.

4.2

Prepayments.

(a)

Satellite may from time to time prepay the principal of the Loan in whole or in part without any premium or penalty.

(b)

Satellite will prepay the Loan and the Senior Indebtedness in an amount equal to the percentage of the proceeds realized by Holdings, Satellite or any of their respective Subsidiaries from the incurrence of Indebtedness not otherwise permitted by the terms of this Note or expressly permitted by the Lender in a written waiver or the issuance of equity, in each case on or after the date hereof, as follows:

(i)

0% of all proceeds less than $70 million;

(ii)

30% of all proceeds greater than or equal to $70 million but less than $90 million;

(iii)

35% of all proceeds greater than or equal to $90 million but less than $110 million; and

(iv)

88.75% of all proceeds greater than or equal to $110 million;

provided that the amounts payable under clauses (ii), (iii) and (iv) of this sentence shall be applied by Satellite to prepay equally, on a dollar-for-dollar basis, the Senior Indebtedness and the Loan (to the extent any principal amount is outstanding under the Senior Indebtedness and the Loan); provided further that this Section 4.2(b) shall not require a mandatory prepayment upon the occurrence of (x) the conversion of the Senior Note, or (y) the acquisition by Holdings or any of its Subsidiaries, whether by merger, purchase or otherwise, of the equity or assets of any other business which acquisition does not include the payment of any cash by Holdings or any of its Subsidiaries.

5.

WARRANTIES. To induce the Lender to make the Loan, Satellite warrants that:

5.1

Existence. Each of Satellite and each of its Subsidiaries is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Satellite and each of its Subsidiaries is in good standing and is duly qualified to do business in each state where, because of the nature of its activities or properties, such qualification is required.

5.2

Authorization. Each of Satellite and Holdings is duly authorized to execute and deliver the Loan Documents to which it is a party, and Satellite is and will continue to be duly authorized to borrow monies hereunder and to perform its obligations under this Agreement and the Note. The execution, delivery and performance by each of Satellite and Holdings of the Loan Documents to which it is a party and the borrowing by Satellite hereunder do not and will not require any consent or approval of any governmental agency or authority.

5.3

No Conflicts. The execution, delivery and performance by each of Satellite and Holdings of the Loan Documents to which it is a party do not and will not conflict with (a) any provision of law, (b) the charter documents of Satellite or any of its Subsidiaries, (c) any agreement binding upon Satellite or any of its Subsidiaries, or (d) any court or administrative order or decree applicable to Satellite or any of its Subsidiaries, and do not and will not require, or result in, the creation or imposition of any Lien on any asset of Satellite or any of its Subsidiaries.

5.4

Validity and Binding Effect. Each Loan Document to which it is a party is a legal, valid and binding obligation of Satellite or Holdings, as applicable, enforceable against Satellite or Holdings, as applicable, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.

5.5

No Default. Neither Satellite nor any of its Subsidiaries is in default under any agreement or instrument to which Satellite or any Subsidiary is a party or by which any of their respective properties or assets is bound or affected, which default might materially and adversely affect the financial condition or operations of Satellite and its Subsidiaries taken as a whole. No Event of Default or Unmatured Event of Default has occurred and is continuing.

5.6

Litigation. No claims, litigation, arbitration proceedings or governmental proceedings are pending or threatened against or are affecting Satellite or any of its Subsidiaries, the results of which might materially and adversely affect the financial condition or operations of Satellite and its Subsidiaries taken as a whole. Neither Satellite nor any of its Subsidiaries has any contingent liabilities which are material to Satellite and its Subsidiaries taken as a whole.

5.7

Liens. None of the property, revenues or assets of Satellite or any of its Subsidiaries is subject to any Lien.

5.8

Subsidiaries. Satellite has no Subsidiaries except Constellation.

5.9

Purpose. The proceeds of the initial advance of the Loan will be used by Satellite for general working capital purposes and the proceeds of the second advance made after the date of this Agreement shall be retained by the Lender (on behalf of Iridium U.S. L.P.) as payment in full for the transfer to Satellite on the date concurrent with such advance of the INA real estate pursuant to the terms of that certain Iridium Transition Services, Products and Asset Agreement dated as of the date hereof between the Lender and Satellite.

5.10

Compliance. Satellite and its Subsidiaries are in material compliance with all statutes and governmental rules and regulations applicable to them.

6.

AFFIRMATIVE COVENANTS. From the date of this Agreement and thereafter until the Note and other liabilities of Satellite hereunder are paid in full, each of Holdings and Satellite agrees that, unless the Lender shall otherwise expressly consent in writing, it will and (except in the case of delivery of financial information, reports and notices) cause each of its Subsidiaries to:

6.1

Financial Statements. Furnish to the Lender:

(a)

as soon as available, but in any event not later than 90 days after the end of each fiscal year of Holdings, a copy of the consolidated balance sheet of Holdings and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for and as of the end of the previous year; such financial statements shall be in audited form if an audit has been obtained, and shall otherwise be unaudited;

(b)

as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of Holdings, the unaudited consolidated balance sheet of Holdings and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows of Holdings and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the budgeted figures (as adjusted consistent with past practice) for the relevant period and the figures for the corresponding period of the previous fiscal year, certified by a Responsible Officer of Holdings as being fairly stated in all material respects (subject to normal year-end audit and other adjustments); and

(c)

as soon as available, but in any event not later than 30 days after the end of each fiscal month of each fiscal year of Holdings (or 45 days in the case of any such month ending on the last day of a fiscal quarter), a copy of the unaudited consolidated balance sheet of Holdings and its consolidated Subsidiaries as of the end of such month and the related unaudited consolidated statements of income and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case, in comparative form the figures for the corresponding fiscal month of the previous year, certified by a Responsible Officer of Holdings as being fairly stated in all material respects (subject to normal quarter-end or year-end audit and other adjustments).

All such financial statements delivered pursuant to Sections 6.1(a) or 6.1(b) shall be certified by a Responsible Officer of Holdings as being complete and correct in all material respects, in conformity with GAAP applied consistently throughout the periods reflected therein and with prior periods that began on or after the date hereof (except as approved by such officer and disclosed therein, and except, in the case of the financial statements delivered pursuant to Section 6.1(b), for the absence of certain notes).

6.2

Certificates; Other Information. Furnish to the Lender:

(a)

concurrently with the delivery of the financial statements referred to in Section 6.1(a) or 6.1(b), a certificate signed by a Responsible Officer of Satellite stating that, to the best of such Responsible Officer’s knowledge, Holdings, Satellite and each of their respective Subsidiaries during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement, and that such Responsible Officer has obtained no knowledge of an Event of Default or Unmatured Event of Default, except, in each case, as specified in such certificate;

(b)

as soon as available, but in any event not later than the beginning of each fiscal year of Holdings, a copy of the projections by Holdings of the operating budget and cash flow budget of Holdings, Satellite and their respective Subsidiaries for such fiscal year, such projections to be accompanied by a certificate of a Responsible Officer of Holdings to the effect that such Responsible Officer believes such projections to have been prepared on the basis of reasonable assumptions; and

(c)

promptly, such additional financial and other information as the Lender may from time to time reasonably request.

6.3

Maintenance of Existence and Compliance with Law. Keep in full force and effect its limited liability company existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of the business of Holdings, Satellite and their respective Subsidiaries, except as otherwise expressly permitted pursuant to Section 7.4, provided that Holdings, Satellite and their respective Subsidiaries shall not be required to maintain any such rights, privileges or franchises, if the failure to do so would not reasonably be expected to have a Material Adverse Effect, and comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

6.4

Maintenance of Property; Insurance. Keep all property useful and necessary in the business of Holdings, Satellite and their respective Subsidiaries, taken as a whole, in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all property material to the business of Holdings, Satellite and their respective Subsidiaries, taken as a whole, in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Lender, upon written request, information in reasonable detail as to the insurance carried, together with certificates of insurance and other evidence of such insurance, if any.

6.5

Inspection of Property: Books and Records: Discussions. Keep proper books of records and account in which full, complete and correct entries in conformity with GAAP and all material Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Lender to visit and inspect any of its properties and examine and, to the extent reasonable, make abstracts from any of its books and records and to discuss the business, operations, properties and financial and other condition of Holdings, Satellite and their respective Subsidiaries with officers and employees of Holdings, Satellite and their respective Subsidiaries and with its independent certified public accountants, in each case at any reasonable time during normal business hours, upon reasonable notice, and as often as may reasonably be desired.

6.6

Notices. Promptly give notice to the Lender of:

(a)

as soon as possible after a Responsible Officer of Holdings or Satellite knows or reasonably should know thereof, the occurrence of any Event of Default or Unmatured Event of Default;

(b)

as soon as possible after a Responsible Officer of Holdings or Satellite knows or reasonably should know thereof, any (i) default or event of default under any Contractual Obligation of Holdings, Satellite or any of their respective Subsidiaries, other than as previously disclosed in writing to the Lender, or (ii) litigation, investigation or proceeding which may exist at any time between Holdings, Satellite or any of their respective Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, would reasonably be expected to have a Material Adverse Effect;

(c)

as soon as possible after a Responsible Officer of Holdings or Satellite knows or reasonably should know thereof, any litigation or proceeding affecting Holdings, Satellite or any of their respective Subsidiaries in which the amount involved is $1 million or more or in which injunctive or similar relief is sought that would reasonably be expected to have a Material Adverse Effect;

(d)

the following events, as soon as possible and in any event within 30 days after a Responsible Officer of Holdings or Satellite knows or reasonably should know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Single Employer Plan (other than a Reportable Event described in Section 4043(c)(9) of ERISA), a failure to make any required contribution to a Single Employer Plan or Multiemployer Plan, the creation of any Lien on the property of Holdings, Satellite or any of their respective Subsidiaries in favor of the PBGC or a Plan or any withdrawal from, or the termination, reorganization or insolvency of, any Multiemployer Plan if, as a result thereof, Holdings, Satellite or any of their respective Subsidiaries would reasonably be expected to incur any material liability; (ii) the existence of an Underfunding under a Single Employer Plan determined as of the most recent annual valuation date of such Single Employer on the basis of the actuarial assumptions used to determine the funding requirements of such Single Employer Plan as of such date; (iii) the institution of proceedings or the taking of any other formal action by the PBGC or Satellite or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, reorganization or insolvency of, any Single Employer Plan or Multiemployer Plan if, as a result thereof, Holdings, Satellite or any of their respective Subsidiaries would reasonably be expected to incur any material liability; or (iv) the occurrence or expected occurrence of any event or condition under which Satellite or any Commonly Controlled Entity has incurred or could incur any liability in respect of a Former Plan;

(e)

as soon as possible after a Responsible Officer of Holdings or Satellite knows or reasonably should know thereof, and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) any release or discharge by Holdings, Satellite or any of their respective Subsidiaries of any materials required to be reported under applicable Environmental Laws to any Governmental Authority; (ii) any condition, circumstance, occurrence or event that would result in liability pursuant to applicable Environmental Laws or would result in the imposition of any lien or other restriction on the title, ownership or transferability of any property; (iii) any proposed action to be taken by Holdings, Satellite or any of their respective Subsidiaries that would reasonably be expected to subject Holdings, Satellite or any of their respective Subsidiaries to any additional or different requirements or liabilities, to the knowledge of Holdings, Satellite or any of their respective Subsidiaries or Holdings under any applicable Environmental Law; (iv) any Governmental Authority has notified Holdings, Satellite or any of their respective Subsidiaries that any such Person is a potentially responsible party under the Comprehensive Environmental Response,

Compensation and Liability Act or any comparable law for the cleanup of materials at any location, whether or not owned, leased or operated by Holdings, Satellite or any of their respective Subsidiaries; (v) any Governmental Authority has notified Holdings, Satellite or any of their respective Subsidiaries that it will revoke any permit pursuant to any Environmental Law held by Holdings, Satellite or any of their respective Subsidiaries, or deny or refuse to renew any such permit sought by Holdings, Satellite or any of their respective Subsidiaries; or (vi) any Governmental Authority has notified Holdings. Satellite or any of their respective Subsidiaries that any property owned, leased, or operated by Holdings, Satellite or any of their respective Subsidiaries is being listed on, or proposed for listing on, the National Priorities List (NPL) or the Comprehensive Environmental Response, Compensation and Liability Information System (CERCLIS) maintained by the U.S. Environmental Protection Agency, or on any similar list maintained by any Governmental Authority.

Each notice pursuant to this Section 6.6 shall be accompanied by a statement of a Responsible Officer of Holdings and Satellite (and, if applicable, the relevant Subsidiary) setting forth details of the occurrence referred to therein and stating what action Holdings or Satellite (or, if applicable, the relevant Subsidiary) proposes to take with respect thereto.

6.7

Environmental Laws. Comply substantially with all Environmental Laws applicable to it, and obtain, comply substantially with and maintain any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws; and (ii) take all reasonable efforts to ensure that all tenants, subtenants, contractors, subcontractors and invitees comply substantially with all Environmental Laws, and obtain, comply substantially with and maintain any and all licenses, approvals, notifications, registrations or permits -required by Environmental Laws applicable to any of them insofar as any failure to so comply, obtain or maintain reasonably would be expected to adversely affect Holdings, Satellite or any of their respective Subsidiaries. For purposes of this Section 6.7, noncompliance shall be deemed not to constitute a breach of this covenant; provided that, upon learning of any actual or suspected noncompliance, Satellite shall in a timely fashion undertake or cause to be undertaken reasonable efforts to achieve substantial compliance, and provided, further that, in any case, such noncompliance, and any other noncompliance with any Environmental Law, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

6.8

Obligations and Taxes. Pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon Holdings, Satellite or any of their respective Subsidiaries or in respect of any of their properties, before the same shall become in default; as well as all lawful claims of labor, materials and supplies or otherwise that, if unpaid, might become a Lien or charge upon such properties or any part thereof; provided that such Persons shall not be required to pay and discharge, or cause to be paid and discharged, any such tax, assessment, charge, levy, or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and adequate reserves shall have been set aside and reflected on the financial statements furnished to the Lender with respect to any such tax, assessment, charge, levy, or claim so contested.

6.9

Future Assurances. Cause each Subsidiary (other than Constellation) which is formed or acquired after the date hereof to provide a guaranty of the Obligations in substantially the form of the Guaranty; provided, that if such new Subsidiary is a “Controlled Foreign Corporation”, as that term is defined in Section 957 of the Code, then in lieu of the guaranty otherwise required, the parent entity of such Controlled Foreign Corporation shall pledge 65% of its outstanding equity interest as security for the Obligations and the Senior Indebtedness.

7.

NEGATIVE COVENANTS. From the date of this Agreement and thereafter until the Note and other liabilities of Satellite hereunder are paid in full, Holdings and Satellite agree that, unless the Lender shall otherwise expressly consent in writing, neither Holdings nor Satellite shall, and neither shall permit any of its respective Subsidiaries to, directly or indirectly:

7.1

Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness (including any Indebtedness of any of its Subsidiaries), except:

(a)

(i) Indebtedness of Satellite under this Agreement and (ii) the Senior Indebtedness;

(b)

Indebtedness of Satellite to any of its Subsidiaries and of any Subsidiary of Satellite to Satellite or any other Subsidiary;

(c)

Indebtedness, whether secured or unsecured, of Satellite and any of its Subsidiaries incurred to finance (whether pursuant to a loan or otherwise) the acquisition or refinancing of fixed or capital assets, including but not limited to the facility owned by Iridium North America LLC as of the date hereof, provided that such Indebtedness is (x) incurred substantially simultaneously with such acquisition or in connection with a refinancing thereof, (y) is secured by no assets other than the fixed or capital assets so financed, and (z) except as provided in clause (y), is otherwise expressly subordinated to the Obligations;

(d)

to the extent that any Guarantee Obligation permitted under Section 7.3 constitutes Indebtedness, such Indebtedness;

(e)

Indebtedness of Satellite or any of its Subsidiaries incurred to finance insurance premiums in the ordinary course of business;

(f)

Indebtedness arising from the honoring of a check, draft or similar instrument against insufficient funds, provided that such Indebtedness is extinguished within two Business Days of its incurrence;

(g)

Indebtedness of Satellite or any of its Subsidiaries described in clause (c), (d) or (e) of the definition of “Indebtedness” incurred in the ordinary course of business that is not secured by a Lien on any property of Satellite or any of its Subsidiaries;

(h)

Indebtedness incurred in connection with letters of credit furnished by Satellite or any of its Subsidiaries in the ordinary course of business; and

(i)

Indebtedness in the form of revolving lines of credit from one or more institutional lenders to provide for Satellite’s working capital needs in an amount not to exceed $10,000,000 in the aggregate, which Indebtedness is not secured by any Lien on any property of Satellite or any of its Subsidiaries.

7.2

Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

(a)

Liens for taxes not yet delinquent or the nonpayment of which in the aggregate would not reasonably be expected to have a Material Adverse Effect, or which are being contested in good faith by appropriate proceedings diligently conducted;

(b)

carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings diligently conducted;

(c)

Liens of landlords or of mortgagees of landlords arising by operation of law or pursuant to the terms of real property leases; provided that the rental payments secured thereby are not yet due and payable;

(d)

pledges, deposits or other Liens in connection with workers’ compensation, unemployment insurance, other social security benefits or other insurance-related obligations (including, without limitation, pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);

(e)

Liens arising by reason of any judgment, decree or order of any court or other Governmental Authority, if appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order are being diligently prosecuted and shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(f)

Liens to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds, judgment and like bonds, replevin and similar bonds and other obligations of a like nature (including reimbursement obligations with respect to letters of credit) incurred in the ordinary course of business;

(g)

zoning restrictions, easements, rights-of-way, restrictions on the use of property, other similar encumbrances incurred in the ordinary course of business and minor irregularities of title, which do not materially interfere with the ordinary conduct of the business of Satellite and its Subsidiaries taken as a whole;

(h)

Liens securing Indebtedness of Satellite and its Subsidiaries permitted by Section 7.1(c) incurred to finance the acquisition of fixed or capital assets;

(i)

Liens existing on assets or properties at the time of the acquisition thereof by Satellite or a Subsidiary which do not materially interfere with the use of the property subject thereto or extend to or cover any assets of Satellite or such Subsidiary other than the assets or property being acquired; and

(j)

Liens granted to The Boeing Company, a Delaware corporation (“Boeing”), described in the agreement by and between Boeing and Constellation, which agreement provides for, among other things, the operation and maintenance of the Iridium system.

7.3

Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

(a)

Guarantee Obligations in respect of the Obligations and the Senior Indebtedness;

(b)

Guarantee Obligations for performance, appeal, judgment, replevin and similar bonds, or suretyship and similar arrangements, all in the ordinary course of business; provided, that this Section 7.3(b) shall not permit Guarantee Obligations of Satellite or any of its Subsidiaries for the benefit of Holdings or any of its Subsidiaries other than Satellite or any of its Subsidiaries;

(c)

obligations to insurers required in connection with worker’s compensation and other insurance coverage incurred in the ordinary course of business; and

(d)

Guarantee Obligations in favor of the government of the United States of America or any of its agencies or instrumentalities in connection with the operation, maintenance or decommissioning of the Iridium system.

7.4

Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except:

(a)

any Subsidiary of Satellite may be merged or consolidated with or into Satellite (provided that Satellite shall be the continuing or surviving entity);

(b)

any Subsidiary of Satellite may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to Satellite or any other Subsidiary; and

(c)

as expressly permitted by Section 7.5 (so long as, if Satellite is party to any merger, consolidation or amalgamation, Satellite shall be the surviving entity).

7.5

Limitation on Sale of Assets. Other than in the ordinary course of business, convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any equity interest of such Subsidiary’s equity interest, to any Person other than Holdings, Satellite or any of their respective Subsidiaries, except as permitted in Section 7.4(b).

7.6

Limitation on Restricted Payments/Dividends. Declare or pay any dividend (other than dividends payable in equity interests of Holdings, Satellite or any of their respective Subsidiaries or options, warrants or other rights to purchase equity interests of Holdings, Satellite or any of their respective Subsidiaries) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any equity interests of any class of Holdings, Satellite or any of their respective Subsidiaries or any warrants or options to purchase any such equity interests, whether now or hereafter outstanding, or make any other distribution (other than distributions payable solely in equity interests of Holdings, Satellite or any of their respective Subsidiaries or options, warrants or other rights to purchase equity interest of Holdings, Satellite or any of their respective Subsidiaries) in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Holdings, Satellite or any Subsidiary. Notwithstanding the foregoing, nothing herein shall prohibit any payment of dividends or any other distribution by Satellite or Satellite’s Subsidiaries in order (i) to permit any payment to the Senior Creditor pursuant to Section 4.2 or the Senior Note, (ii) to permit any payment to the Lender, (iii) to permit any payment to Satellite or any of its Subsidiaries by Holdings, Satellite or any of their respective Subsidiaries or (iv) to permit any payment to the owner of an equity interest in Holdings up to the amount of taxes incurred by such Owner as a result of the profits earned by Holdings.

7.7

Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of, or make any other investment in (each an “Investment”), any Person, except:

(a)

extensions of trade credit in the ordinary course of business;

(b)

Investments in cash equivalents;

(c)

Investments in notes receivable in connection with transactions permitted by Section 7.5;

(d)

loans and advances to officers, directors or employees of Holdings, Satellite or any of their respective Subsidiaries in the ordinary course of business for travel and entertainment or relocation expenses;

(e)

Investments by Holdings, Satellite or any of their respective Subsidiaries in Satellite or any Subsidiaries of Satellite or Holdings;

(f)

Investments in the nature of pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business or otherwise described in Sections 7.2(c), 7.2(d) or 7.2(f); and

(g)

Investments representing evidences of Indebtedness, securities or other property received from another Person by Holdings, Satellite or any of their respective Subsidiaries in connection with any bankruptcy proceeding or other reorganization of such other Person or as a result of foreclosure, perfection or enforcement of any Lien or exchange for evidences of Indebtedness, securities or other property of such other Person held by Holdings, Satellite or any of their respective Subsidiaries.

7.8

Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate of Holdings unless such transaction is (a) otherwise permitted under this Agreement, and (b) upon terms no less favorable to Holdings, Satellite or such Subsidiary, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate; provided that nothing contained in this Section 7.8 shall be deemed to prohibit:

(a)

Holdings, Satellite or any of their respective Subsidiaries from entering into or performing any consulting, management or employment agreements or other compensation arrangements with a director, officer or employee of Holdings, Satellite or any of their respective Subsidiaries, provided that the annual aggregate base compensation with respect to any such director, in its capacity as such is not in excess of $100,000 for each such director;

(b)

the payment of transaction expenses in connection with this Agreement and the other transactions contemplated hereby; or

(c)

any transaction permitted under Section 7.4, 7.6 or 7.7(d), any transaction with a Subsidiary of Satellite or Holdings.

For purposes of this Section 7.8, (A) any transaction with any Affiliate shall be deemed to have satisfied the standard set forth in clause (b) of the first sentence hereof if (i) such transaction is approved by a majority of the Disinterested Directors of the Board of Directors of Holdings, Satellite or the applicable Subsidiary, or (ii) in the event that at the time of any such transaction, there are no Disinterested Directors serving on the Board of Directors of Holdings, Satellite or such Subsidiary, such transaction shall be approved by a nationally recognized expert with expertise in appraising the terms and conditions of the type of transaction for which approval is required, and (B) “Disinterested Director” shall mean, with respect to any Person and transaction, a member of the Board of Directors of such Person who does not have any material direct or indirect financial interest in or with respect to such transaction.

7.9

Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by Holdings, Satellite or any of their respective Subsidiaries of real or personal property which has been or is to be sold or transferred by Holdings, Satellite or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of Holdings, Satellite or such Subsidiary (any of such arrangements, a “Sale and Leaseback Transaction”); provided, that nothing in this Section 7.9 shall prohibit a transaction otherwise permitted under Section 7.1(c) hereof.

7.10

Limitation on Equity Issuances of Satellite or its Subsidiaries. Issue to any Person other than Holdings, Satellite or any of its Subsidiaries any equity interest in Satellite or any Subsidiary of Satellite.

7.11

Limitation on Equity Issuances of Holdings. Issue to any Person any class of equity interest in Holdings other than the classes existing on the date hereof, such classes being Class A and Class B.

7.12

Prepayment of Senior Indebtedness. Not make any optional prepayments of the Senior Indebtedness unless an equal amount is applied concurrently to repay the Obligations.

7.13

Other Agreements. Not, and not permit any Subsidiary to, enter into any agreement containing any provision which would be violated or breached by Satellite’s performance of its obligations hereunder or under any instrument or document delivered or to be delivered by Satellite hereunder or in connection herewith.

7.14

Amendments to Other Agreements. Not, and not permit any Subsidiary to amend its charter documents or any Senior Credit Document if any such amendment would be materially adverse to the Lender.

8.

CONDITIONS PRECEDENT TO THE LOAN. The obligation of the Lender to make the Loan is subject to the satisfaction of each of the following conditions precedent:

8.1

Note. Satellite shall have delivered to the Lender its duly executed Note.

8.2

Guaranty. Holdings shall have delivered to the Lender the Guaranty duly executed by it.

8.3

Charter; Good Standings Resolutions. Each of Satellite and Holdings shall have delivered to the Lender a copy, duly certified by the secretary or an assistant secretary of such Person, of (a) the resolutions of such Person’s Board of Directors authorizing or ratifying the execution and -delivery of (i) this Agreement and the Note and authorizing the borrowing hereunder, in the case of Satellite, and (ii) the Guaranty, in the case of Holdings, and (b) its charter documents certified by the Secretary of State of its state of organization, together with a good standing certificate from the secretary of state of its state of organization.

8.4

Incumbency Certificate. Each of Satellite and Holdings shall have delivered to the Lender a certificate of the secretary or an assistant secretary of such Person certifying the names of such Person’s officers authorized to sign (i) this Agreement and the Note in the case of Satellite, and (ii) the Guaranty, in the case of Holdings, and all other documents or certificates to be delivered hereunder, together with the true signatures of such officers.

8.5

Opinion. Satellite shall have delivered to the Lender an opinion of Neuberger, Quinn, Gielen, Rubin & Gibber, P.A., counsel to Satellite and Holdings, addressed to the Lender.

9.

EVENTS OF DEFAULT AND REMEDIES.

9.1

Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

(a)

The failure of Satellite to pay any sum when due under this Agreement or the Note, except that Satellite shall have a five-day grace period from the due date to deliver payment to the Lender;

(b)

If any representation, warranty, affidavit, certificate, or statement made or delivered to the Lender by Satellite or on Satellite’s behalf from time to time in connection with this Agreement (whether or not included in this Agreement) shall prove to have been false, incorrect or misleading in any material respect at the time it was made; provided that if Satellite shall bring the underlying factual circumstances into conformity with any such representation, warranty, affidavit, certificate or statement within 45 days after it is made, such correction shall cure any Event of Default hereunder;

(c)

The occurrence of an “Event of Default” (as that term is defined in the Senior Note) under the Senior Note;

(d)

The admission by Satellite of its inability to pay any Indebtedness or other financial obligation of Satellite when due;

(e)

The issuance by a Governmental Authority of one or more judgments, decrees or orders in excess of $1 million against Holdings, Satellite or any of their respective Subsidiaries that is not covered by insurance or stayed or otherwise bonded pending appeal;

(f)

The express repudiation by Satellite of any of its obligations under this Agreement or the Note or any declaration by Satellite of its intention not to perform any such obligations as and when the same become due;

(g)

The disposition, transfer or exchange of all or substantially all of Satellite’s assets, or the issuance of any levy, attachment, charging order, garnishment or other process against all or any substantial part of the property of Holdings, Satellite and their respective Subsidiaries taken as a whole;

(h)

If Satellite shall (i) apply for or consent to the appointment of a receiver, trustee in bankruptcy, or liquidator for itself or any of its property; (ii) admit in writing its inability to pay its debts as they mature or generally fail to pay such debts as they mature; (iii) make a general assignment for the benefit of creditors; (iv) be adjudicated as bankrupt or insolvent; or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors, or seeking to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute or an answer admitting an act of bankruptcy alleged in a petition filed against it in any proceeding under any such law;

(i)

If an order, judgment or decree shall be entered against Satellite without its application, approval or consent, or by any court of competent jurisdiction, approving a petition seeking the reorganization of it or appointing a receiver, trustee or liquidator of Satellite, or of all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for a period of 45 consecutive days from the date of entry thereof;

(j)

If Satellite shall have concealed, transferred, removed, or permitted to be concealed or transferred or removed, any part of its property with intent to hinder, delay or defraud any of its creditors; or

(k)

If any Governmental Authority shall take any action to condemn, assume custody or control of, seize or appropriate all or substantially all of the property or assets of the Satellite and its Subsidiaries taken as a whole.

9.2

Remedies. If any Event of Default described in Section 9.1 shall have occurred and be continuing, the Lender may declare the commitment of the Lender to make the Loan to be terminated and the Loan to be due and payable, whereupon such commitment shall immediately terminate and the Loan shall become immediately due and payable, all without notice of any kind (except that if an event described in Section 9.1(h) or (i) occurs, such commitment shall immediately terminate and the Loan shall become immediately due and payable without declaration or notice of any kind). The Lender shall promptly advise Satellite of any such declaration, but failure to do so shall not impair the effect of such declaration.

10.

GENERAL.

10.1

Waiver and Amendments. No failure or delay on the part of the Lender or the holder of a Note in the exercise of any power or right, and no course of dealing between Satellite and the Lender or a holder of a Note, shall operate as a waiver of such power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. The remedies provided for herein are cumulative and not exclusive of any remedies which may be available to the Lender at law or in equity. No notice to or demand on Satellite not required hereunder shall in any event entitle Satellite to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Lender or the holder of a Note to any other or further action in any circumstances without notice or demand. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or any Note shall in any event be effective unless the same shall be in writing and signed and delivered by the Lender. Any waiver of any provision of this Agreement or any Note, and any consent to any departure by Satellite from the terms of any provision of this Agreement or any Note, shall be effective only in the specific instance and for the specific purpose for which given.

10.2

Notices. Except as otherwise expressly provided herein, any notice hereunder to Satellite or the Lender shall be in writing (including telecopy communication) and shall be given to Satellite or the Lender at its address or telecopier number set forth on the signature pages hereof or at such other address or telecopier number as Satellite or the Lender may, by written notice, designate as its address or telecopier number for purposes of notice hereunder. All such notices shall be deemed to be given when transmitted by telecopier, personally delivered or, in the case of a mailed notice, when sent by registered or certified mail, postage prepaid, in each case addressed as specified in this Section 10.2; provided, however, that notices to the Lender under Sections 2.1 and 4.2 shall not be effective until actually received by the Lender.

10.3

Expenses. Satellite agrees, whether or not the Loan is made hereunder, to pay the Lender upon demand for all reasonable expenses, including reasonable fees of attorneys and paralegals for the Lender (who may be employees of the Lender) and other legal expenses and costs of collection, incurred by the Lender in connection with (i) the preparation, negotiation and execution of any and all amendments to this Agreement, the Note or any other instrument or document provided for herein or delivered or to be delivered hereunder or in connection herewith, and (ii) the enforcement of Satellite’s obligations hereunder or under the Note or any such other instrument or document. Satellite also agrees to (a) indemnify and hold the Lender harmless from any loss or expense which may arise from or be created by making the Loan (other than expenses incurred by the Lender in connection with the preparation, negotiation and execution of this Agreement) or disbursing the proceeds thereof, or any other transaction contemplated by this Agreement and (b) pay, and save the Lender harmless from all liability for, any stamp or other tax which may be payable with respect to the execution or delivery of this Agreement or the issuance of the Note or any other instrument or document provided for herein or delivered or to be delivered hereunder or in connection herewith. Satellite’s foregoing obligations shall survive any termination of this Agreement.

10.4

Information. The Lender may furnish any information concerning Satellite in the possession of the Lender from time to time to assignees of the rights and/or obligations of the Lender hereunder (including prospective assignees) and may furnish information in response to credit inquiries consistent with general banking practice.

10.5

Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

10.6

LAW. THIS AGREEMENT AND THE NOTE SHALL BE CONTRACTS MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAWS PROVISIONS THEREOF.

10.7

Successors. This Agreement shall be binding upon Satellite and the Lender and their respective successors and assigns, and shall inure to the benefit of Satellite and the Lender and the successors and assigns of the Lender. Satellite shall not assign its rights or duties hereunder without the consent of the Lender.

10.8

Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR THE NOTES, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE LENDER OR SATELLITE SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE LENDER’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. SATELLITE HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE

COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. SATELLITE FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. SATELLITE HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT SATELLITE HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SATELLITE HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE NOTES.

10.9

Waiver of Jury Trial. EACH OF SATELLITE AND THE LENDER WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (A) UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR (B) ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH. THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

11.

SUBORDINATION.  Notwithstanding any provision to the contrary in this Agreement, Satellite, for itself and its Subsidiaries and its and their respective successors and assigns, and the Lender agree that (a) payments shall not be made in respect of the Obligations to the extent set forth in this Section 11, and (b) all of the Obligations shall be subordinated and junior in right of payment to the prior payment in full in cash of all Senior Indebtedness to the extent set forth in this Section 11.

11.1

Bankruptcy Events.  (1)  Upon any distribution of assets of Satellite or any of its Subsidiaries of any kind or character (x) upon any dissolution, winding up, total or partial liquidation or reorganization of Satellite or any of its Subsidiaries (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise) or (y) following the occurrence and during the continuance of an “Event of Default” under Section 9(h) of the Senior Note:

(i)

the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash of all obligations owing in respect thereof before the Lender is entitled to receive any payment on account of the Obligations; provided, that notwithstanding the preceding provision, the Lender shall be entitled to receive and retain any Exchange Securities; and

(ii)

any payment or distribution of assets of Satellite or any of its Subsidiaries of any kind or character, whether in cash, property or securities, to which the Lender would be entitled except for the provisions of this Section 11 (including any such payment or distribution arising out of the exercise by the Lender of a right of set-off or counterclaim and any such payment or distribution by reason of any other indebtedness or obligations of Satellite or any such Subsidiary, as the case may be, being subordinated to all or any portion of the Obligations), shall be paid by the liquidating trustee or agent or other person making such payment or distribution directly to the holders of Senior Indebtedness or their representative(s) under the agreements pursuant to which such Senior Indebtedness may have been issued, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

(b)

Upon any payment or distribution of assets of Satellite or any of its Subsidiaries referred to in this Section 11.1, the holders of the Obligations shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, partial liquidation, reorganization, dissolution, winding-up or similar case or proceeding under any state or federal law now or hereafter in effect s pending, for the purpose of ascertaining the persons entitled to participate in such payment or distribution to the holders of Senior Indebtedness of Satellite or any such Subsidiary, as the case may be, the amount thereof or payment thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 11.

(c)

During the pendency of any proceeding of the type referred to in this Section 11.1, while any Senior Indebtedness is outstanding. (i) the Lender shall duly and promptly take such action as any holder of Senior Indebtedness may reasonably request to collect any payment in respect of the Obligations to which the holders of Senior Indebtedness may be entitled under this Agreement, and to file appropriate claims or proofs of claim in respect of the Obligations and (ii) the Lender shall not oppose or interfere with any payment made in respect of the Senior Indebtedness or any effort of any Senior Creditor to secure payment of the Senior Indebtedness or any portion thereof, including without limitation, (A) any effort of any Senior Creditor to have any automatic stay lifted or (b) any order by a court of competent jurisdiction authorizing any payment to any Senior Creditor with respect to the Senior Indebtedness. Upon the failure of the Lender to take any such action, each holder of Senior Indebtedness is hereby irrevocably authorized and empowered (in its own name or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution upon or in respect of the Obligations and to file claims and proofs of claim with respect thereto, and on behalf of the Lender to accept and receive any payment or distribution which may be payable or deliverable at any time upon or in respect of the Obligations in an amount not in excess of the Senior Indebtedness then outstanding and to take such other action as may be reasonably necessary to effectuate the foregoing, and the Lender hereby appoints each holder of Senior Indebtedness or its representative(s) as attorney-in-fact for the Lender to take any and all actions permitted by this Section 11.1 to be taken by the Lender. Without limiting the foregoing, the holders of Senior Indebtedness or their representative(s) are hereby irrevocably authorized and empowered (in its or their own name or otherwise), but shall have no obligation, (i) if the Lender shall fail to file proper claims or proofs of claim with respect to the Obligations in any such proceeding prior to 10 days before the expiration of the time to file such claims or proofs of claim, to file such claims or proofs of claim and/or (ii) if the Lender shall fail to vote any such claim at least 10 days prior to the expiration of the time to vote such claim, to vote such claim; provided, that if the holders of Senior Indebtedness or their representative(s) vote any such claim in accordance with the provisions of this Section 11.1 the Lender shall not be entitled to modify, revoke or withdraw such vote. The Lender shall execute and deliver, at its expense, such agreements, instruments and documents as the holders of the Senior Indebtedness and/or their representative(s) may reasonably request to carry out the provisions of this Section 11.1(c). The Lender shall provide to the holders of Senior Indebtedness or their representative(s) all information and documents reasonably necessary to present claims or seek enforcement as aforesaid.

11.2

Turnover. If any payment or distribution of assets of Satellite or any of its Subsidiaries of any kind or character, whether in cash, property or securities, shall be received by the Lender on account of the Obligations (including, without limitation, any such payment or distribution arising out of the exercise by the Lender of a right of set-off or counterclaim and any such payment or distribution by reason of other indebtedness of Satellite or any such Subsidiary, as the case may be, being subordinated to the Obligations) that, because of the provisions of this Section 11, should not have been made, then such payment or distribution shall be received and held in trust for, and shall be paid over to, the holders of Senior Indebtedness remaining unpaid for application to the payment of the Senior Indebtedness until all Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of Senior Indebtedness.

11.3

Subrogation. Upon the payment in full in cash of all Senior Indebtedness, the Lender shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments and distributions of cash, property and securities made to the holders of Senior Indebtedness to which the Lender would be entitled except for the provisions of this Section 11 until the Obligations shall be paid in full in cash. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Lender would be entitled except for the provisions of this Section 11, and no payments over pursuant to the provisions of this Section 11 to the holders of Senior Indebtedness, by the Lender shall, as among Satellite and its respective creditors (other than the holders of Senior Indebtedness and the Lender), be deemed to be a payment or distribution by Satellite to or on account of the Senior Indebtedness.

11.4

Reinstatement. If, at any time, all or part of any payment with respect to Senior Indebtedness theretofore made by Satellite or any other Person is rescinded for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of Satellite or such other Person), the subordination provisions set forth in this Agreement shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made.

11.5

No Waiver of Subordination Provisions. No right of any Senior Creditor or any representative thereof to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Satellite or by any act or failure to act, in good faith, by any Senior Creditor, or by any non-compliance by Satellite with the terms, provisions and covenants of this Agreement or the Senior Credit Documents, regardless of any knowledge thereof any Senior Creditor may have or be otherwise charged with. The Lender agrees and consents that without notice to or assent by the Lender, and without affecting the liabilities and obligations of Satellite and the rights and benefits of the holders of Senior Indebtedness set forth in this Agreement:

(i)

the obligations and liabilities of Satellite, any of its Subsidiaries and/or any other Person(s) upon or in respect of the Senior Indebtedness may, from time to time, be renewed, refinanced, extended, modified, amended, restated, compromised, supplemented, terminated, waived or released (subject to limitations on the amount of Senior Indebtedness set forth in the definition thereof in Section 1);

(ii)

the holders of Senior Indebtedness and their representative(s) may exercise or refrain from exercising any right, remedy or power granted by or in connection with any agreements relating to the Senior Indebtedness;

(iii)

the holders of Senior Indebtedness and their representative(s) may release any Person liable in any manner for the Senior Indebtedness; and

(iv)

any balance or balances of funds with any holder of Senior Indebtedness at any time outstanding to the credit of Satellite or any of its Subsidiaries may from time to time, in whole or in part, be surrendered or released, all as the holders of any Senior Indebtedness or their representative(s) may deem advisable, and all without impairing, abridging, diminishing, releasing or affecting the subordination of the Obligations to Senior Indebtedness.

11.6

Benefits of Subordination. The provisions of this Section 11 are for the benefit of the holders of Senior Indebtedness from time to time and, as such, the holders of Senior Indebtedness are entitled to rely thereon and to enforce the provisions of this Agreement against the Lender. Without limiting the foregoing, the Lender and Satellite hereby expressly agree that the holders of Senior Indebtedness may enforce any and all rights derived herein by suit, either in equity or at law, for specific performance of any agreement contained in this Agreement or for judgment at law and any other relief whatsoever appropriate to such action or procedure. To the extent permitted by applicable law, each of the Lender and Satellite and its Subsidiaries hereby waives notice of acceptance hereof by the holders of the Senior Indebtedness.

11.7

Provisions Solely Defining Relative Rights. The provisions of this Section 11 are and are intended solely for the purpose of defining the relative rights of the Lender on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Section 11 or elsewhere in this Agreement is intended to or shall (a) impair, as among Satellite and its Subsidiaries and their respective creditors (other than the holders of Senior Indebtedness and the Lender), the obligations of Satellite, which are absolute and unconditional, to pay to the Lender the principal of, premium, if any, and interest under this Agreement as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against Satellite or any of its Subsidiaries of the Lender and creditors of Satellite or any of its Subsidiaries, as applicable, other than the holders of Senior Indebtedness; or (c) prevent the Lender from exercising all remedies otherwise permitted by applicable law or under the Loan Documents, subject to the rights, if any, under this Section 11 of the holders of Senior Indebtedness in any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of Satellite or any of its Subsidiaries referred to in Section 11.1, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to such holder.

11.8

Credit Enhancements. Nothing in this Agreement shall require the Lender to deliver to or otherwise turn over to the Senior Creditors any amounts to which the Lender may be entitled under credit enhancements (including, without limitation, insurance policies) that are paid for, directly or indirectly, by entities other than Satellite or any of its Subsidiaries; provided, that neither Satellite nor any of its Subsidiaries shall have any liability in respect of any such credit enhancement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed at Chicago, Illinois by their respective officers thereunto duly authorized as of the date first written above.

IRIDIUM SATELLITE LLC

By Iridium Holdings LLC, its Managing Member

By:

/s/ Dan A. Colussy

Title:

Chairman

Address:

44330 Woodbridge Parkway

Leesburg, VA 20176

Attention: Dan A. Colussy

Telephone number: (281) 244-4056

Telecopier number: _____________

IRIDIUM HOLDINGS LLC

By:

/s/ Dan A. Colussy

Title:

Chairman

Address:

44330 Woodbridge Parkway

Leesburg, VA 20176

Attention: Dan A. Colussy

Telephone number: (281) 244-4056

Telecopier number: _____________

MOTOROLA, INC.

By:

/s/ Ted Schaffner

Title:

Senior Vice President and Director of

Corporate Development

Address:

1303 E. Algonquin Road

Schaumburg, Illinois 60196

Attention: Ted Schaffner

Telephone number: (847) 576-6600

Telecopier number: (847) 576-8890

with a copy to:

Motorola, Inc.

1303 E. Algonquin Road

Schaumburg, Illinois 60196

Attention: General Counsel

Telecopier number: (847) 576-3750

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